UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2026

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)Election of New Director

The Board of Directors (“Board”) of FuelCell Energy, Inc. (the “Company”) elected a new director, Peter Hopper, to serve on the Board effective October 26, 2026, until the annual meeting of the stockholders of the Company to be held in 2027 or until his earlier resignation or removal, after earlier increasing the number of directors serving on the Board to ten. In addition to his election to the Board, Mr. Hopper has been appointed, effective October 26, 2026, to serve on the Compensation and Leadership Development Committee and the Nominating, Governance and Sustainability Committee.

There are no arrangements or understandings between Mr. Hopper and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Hopper has an interest that would be reportable under Item 404(a) of Regulation S-K.

In connection with his election to the Board, Mr. Hopper will receive an annual retainer of $75,000 for service on the Board and for non-chair committee service on the Compensation and Leadership Development Committee and the Nominating, Governance and Sustainability Committee. This retainer will be prorated based on his service start date of October 26, 2026.

In addition, Mr. Hopper will receive an award of 2,231 restricted stock units (“RSUs”) under the Company’s Sixth Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”), which Plan is described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 18, 2026.  Such RSUs (i) will vest on the date of the regularly scheduled annual meeting of the stockholders of the Company to be held in 2027, (ii) are to be settled in cash or in shares of the Company’s common stock, at the discretion of the Compensation and Leadership Development Committee, as the administrator under the Plan, (iii) are subject to the Plan, and (iv) are subject to the terms and conditions set forth in the Restricted Stock Unit Award Agreement pursuant to which such RSUs are granted, which is based on the form of Restricted Stock Unit Award Agreement previously approved by the Compensation and Leadership Development Committee.

As a non-employee director, Mr. Hopper is eligible to participate in the Directors Deferred Compensation Plan and to receive reimbursement of expenses as described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on February 18, 2026.

Item 7.01. Regulation FD Disclosure.

On October 28, 2026, the Company issued a press release announcing the election of Peter Hopper to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	FuelCell Energy, Inc. Press Release dated October 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: October 28, 2026	By:	/s/ Matthew Latino
Matthew Latino
Executive Vice President, Chief Financial Officer and Treasurer